Exhibit 31 (2)

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Howard N. Feist III, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A of American Biltrite Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 10, 2012	by: /s/ Howard N. Feist III
Howard N. Feist III, Vice President Finance and Chief Financial Officer